SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                 -----------------------------------------------

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 19, 1998


                          OCWEN ASSET INVESTMENT CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          VIRGINIA                 000-22389              65-0736120
      (STATE OR OTHER             (COMMISSION          (I.R.S. EMPLOYER
        JURISDICTION              FILE NUMBER)        IDENTIFICATION NO.)
      OF INCORPORATION)


                              THE FORUM, SUITE 1000
         1675 PALM BEACH LAKES BOULEVARD, WEST PALM BEACH, FLORIDA 33401
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)


                                 (561) 681-8000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)






                                   Page 1 of 7
                             Exhibit Index on Page 4

ITEM 5.  OTHER EVENTS

The news release of Ocwen Asset Investment Corp. dated March 19, 1998, announcing its first quarter 1998 dividend and February 1998 investment activity, is attached and filed herewith as Exhibit 99.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

    (c)        Exhibits

               The following exhibit is filed as part of this report:

               (99) News release of Ocwen Asset Investment Corp. dated March 19, 1998.


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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                    OCWEN ASSET INVESTMENT CORP.
                   (Registrant)


                   By:  /s/   Mark S. Zeidman
                       ----------------------
                              Mark S. Zeidman
                              Senior Vice President and Chief Financial Officer



Date:   March 23, 1998


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


                                INDEX TO EXHIBIT




     EXHIBIT NO.       DESCRIPTION                                          PAGE

         99            News release of Ocwen Asset Investment Corp. dated      5
                       March 19, 1998 announcing its first quarter 1998 dividend and February 1998 investment activity.




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


                                                                      Exhibit 99

================================================================================
Ocwen Asset Investment Corp.
1675 Palm Beach Lakes Boulevard
West Palm Beach, FL 33401
NASDAQ Symbol: OAIC
================================================================================

NEWS RELEASE: IMMEDIATE                                           MARCH 19, 1998


OCWEN ASSET INVESTMENT CORP. ANNOUNCES FIRST QUARTER 1998 DIVIDEND AND FEBRUARY 1998 INVESTMENT ACTIVITY

Ocwen Asset Investment Corp. (NASDAQ: OAIC) declared its first quarter 1998 cash dividend of $0.25 per share, payable to shareholders of record on March 30, 1998 with payment on April 16, 1998. Christine A. Reich, OAIC President, stated, "The decline in the first quarter 1998 dividend as compared to the fourth quarter 1997 dividend is due to the estimated impact on taxable income of faster prepayment speeds on OAIC's interest-only and inverse interest-only securities portfolio during the first quarter of 1998 (approximately $0.06 per share), the inclusion of $1.12 million of income from a lease buyout in the fourth quarter of 1997 (approximately $0.06 per share) and the distribution in the fourth quarter of 1997 of taxable income generated in prior quarters."

OAIC also announced today that for the month of February 1998 it had closed transactions totaling $37.3 million with $20.3 million funded. The remaining disbursements will occur during the construction and renovation period. In February 1998, OAIC closed: the acquisition of $1.2 million of investments in government agency interest-only securities; the origination of a $30.3 million construction loan (for which $13.2 million was funded); and the acquisition of $5.8 million in residential whole loans. This activity brings OAIC's total closed transactions since its initial public offering, net of repayments to date, to $399.7 million as of February 28, 1998. Of this amount, $334.2 million has been funded and $65.5 million is to be funded over the construction and renovation periods, which range from 6 to 30 months.

In addition, as of March 17, 1998 OAIC had outstanding commitments of $243.8 million. OAIC is actively pursuing the establishment of additional financing arrangements to fund these acquisitions. Christine A. Reich, OAIC President, stated, "We are very pleased with our recent level of investment activity. The targeted assets are strategic, as they leverage our core competencies and are consistent with our long-term investment objectives. Of course, some of these transactions are subject to further due diligence and various terms and conditions of closing and performance, but we are encouraged by the prospect of significantly increasing our invested asset base over the next several months."


VIEW OF FEBRUARY 1998 TRANSACTIONS


GOVERNMENT AGENCY INTEREST ONLY INVESTMENT
OAIC purchased $1.2 million of investments in government agency interest-only securities which were issued from pools of prime residential mortgages.

MEZZANINE FINANCING AND CONSTRUCTION LENDING
On February 27, 1998, OAIC closed a $30.3 million commercial real estate construction loan to acquire and convert a 155,000 square foot office building into 52 luxury loft-style residential condominiums with a parking garage located in the historic Tribeca area of Manhattan, New York. This loan had an initial draw of $13.2 million and has a five year term.



--------------------------------------------------------------------------------
Contact                     Christine A. Reich                    (561) 681-8569
--------------------------------------------------------------------------------


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
RESIDENTIAL WHOLE LOANS
During the month of February, OAIC closed three pools of residential whole loans with unpaid principal balances totaling $5.8 million. The loans have a weighted average coupon of 8.20%. OAIC intends to accumulate residential loans and execute a securitization, to effectively retain a subordinate interest.


REVIEW OF OUTSTANDING COMMITMENTS


At February 28, 1998, OAIC's outstanding commitments consisted of the following:
$96.0 million of mortgage loans secured by single-family residences; $25 million of subordinate interests in commercial mortgage-backed securities; and $8.3 million of subordinate interest-only securities issued from a securitization of subprime residential mortgage loans ("Sub IOs"). These transactions are expected to close at the end of March and early April 1998.

On March 6, 1998, OAIC executed a definitive purchase agreement for the acquisition of an existing 536,000 square foot, 22 story Class A- office building located at 225 Bush Street in the financial district of San Francisco, California for $100.2 million. OAIC expects to make an additional investment of approximately $10.5 million to fund closing costs and commissions, construction costs associated with mechanical systems and cosmetic upgrades, and tenant improvements and leasing commissions. Current rents in the building average $18.30 per square foot, and OAIC estimates the average current market rent to approximate $32 to $35 per square foot. As a result of the nearly 60% turnover of the rental space in 1998 and 1999, OAIC expects its funds from operations during 1998 will provide a modest return on this investment. As is typical of many of OAIC's commercial real estate investments, future releasing of this property at market rates is anticipated to provide stronger contributions to funds from operations thereafter and to meet OAIC's desired return parameters over the expected holding period of the investment.

On March 17, 1998, OAIC executed a definitive agreement with a Wall Street firm concerning the acquisition of a Sub IO for approximately $14.3 million plus closing costs (such transaction constitutes the result of negotiations pursuant to the letter of intent announced by OAIC and Aames Financial Corporation in January 1998).

Each of these commitments is subject to various terms and conditions of closing and performance, which may include, but are not limited to, completion of satisfactory due diligence, negotiation of definitive purchase and sales agreements and/or satisfaction or fulfillment of various terms and conditions by the borrowers or sellers prior to funding by OAIC. As a result, there can be no assurance that any of these transactions will be consummated.


OTHER

OAIC previously reported a commercial real estate loan in the amount of $23.1 million that was expected to close in March 1998. This loan has been deferred as negotiations with the borrower continue.

As of February 28, 1998, OAIC continued to hold a portfolio of interest-only and inverse interest-only securities (together, "IOs") having an amortized cost of $54.3 million and a market value of $46.4 million on such date. As of February 28, 1998, OAIC identified no significant changes to the overall composition and valuation of the portfolio, as the relationship of LIBOR (5.69%) to the ten year treasury rate (5.63%) continued to be inverted by six basis points, and prepayment speeds have remained relatively constant. The income recognized on the portfolio continues to be adversely affected, however, by certain individual securities whose performance has declined as of the end of February 1998. Based upon the February 1998 activity, OAIC estimates that the prospective yield to maturity as of February 18, 1998, based upon amortized cost of the IO portfolio, will approximate 15.2%, assuming no further changes in interest rates or market consensus prepayment speeds. Because those IOs with a shorter average life also have a lower yield than the average for the IO portfolio as a whole, the near term yield on the IO portfolio is expected to be less than the prospective yield to maturity. OAIC expects that the cumulative impact of the charge to earnings and decline in current yield through February 1998, will reduce first quarter earnings and funds from operations by a range of approximately $0.18 to $0.22 per share, and that the impact on the second quarter earnings and funds from operations may range from $0.03 to $0.06 per share.

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


CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES ACT OF 1934, AS AMENDED, INCLUDING, BUT NOT LIMITED TO, THE CONSUMMATION AND EXPECTED BENEFITS OF THE TRANSACTIONS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD(S) OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATE," "ENCOURAGE," "PROSPECT," "CONSIDER," "BELIEVE," "ESTIMATE," "COMMITMENT," "PROPOSE," "EXPECT," VARIATIONS OF THE FOREGOING TERMINOLOGY, OR FUTURE OR CONDITIONAL VERB TENSES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH STATEMENTS DUE TO A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, CHANGES IN INTERNATIONAL, NATIONAL, REGIONAL OR LOCAL ECONOMIC ENVIRONMENTS, CHANGES IN GOVERNMENT FISCAL AND MONETARY POLICIES, CHANGES IN PREVAILING INTEREST RATES, COMPETITIVE PRODUCTS AND PRICING, CHANGES IN FACTORS INHERENT TO THE VALUATION AND PRICING OF VARIOUS SECURITIES INCLUDING THE IMPACT OF CHANGES IN PREPAYMENT SPEEDS ON MORTGAGE LOANS, THE EFFECTIVENESS OF THE SERVICING OF LOANS UNDERLYING VARIOUS SECURITIES, THE COURSE OF NEGOTIATIONS, THE ABILITY OF THE PARTIES TO AGREE TO MATERIAL TERMS OF A TRANSACTION, THE ABILITY TO SATISFY OR FULFILL AGREED UPON TERMS AND CONDITIONS OF CLOSING OR PERFORMANCE (INCLUDING BOARD APPROVALS, AS NECESSARY OR AGREED UPON), THE OCCURRENCE OF MATERIAL ADVERSE CHANGES IN THE BUSINESS OF EITHER PARTY, THE TIMING OF TRANSACTION CLOSINGS, UNSATISFACTORY DUE DILIGENCE RESULTS, BORROWER FAILURE TO SATISFY CLOSING CONDITIONS, THE ABILITY TO SECURITIZE MORTGAGE LOANS ON MUTUALLY ACCEPTABLE TERMS, THE ABILITY TO OBTAIN ADEQUATE AND TIMELY THIRD-PARTY FINANCING ON MUTUALLY ACCEPTABLE TERMS, AND OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE REAL ESTATE ACQUISITION, MORTGAGE AND LEASING MARKETS AND SECURITY INVESTMENTS.

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